UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 10, 2013, Pharmacyclics, Inc., a Delaware corporation (the “Company”), announced that it has submitted a New Drug Application (the “NDA”) to the U.S. Food and Drug Administration (the “FDA”) for the investigational oral Bruton’s tyrosine kinase (“BTK”) inhibitor, ibrutinib, for two B-cell malignancy indications; mantle cell lymphoma (“MCL”) and chronic lymphocytic leukemia/small lymphocytic lymphoma (“CLL/SLL”).

The NDA submission follows the receipt of a Breakthrough Therapy Designation by the FDA in February 2013 for ibrutinib as a monotherapy for the treatment of patients with relapsed/refractory MCL, and receipt of a second Breakthrough Therapy Designation for the treatment of patients with CLL/SLL with deletion of the short arm of chromosome 17 (del 17p).

The foregoing descriptions are qualified in their entirety by reference to the Company’s press release dated July 10, 2013, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, provided, however, the information found at the websites referenced in the press release, are not incorporated by reference into this report.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 2013

PHARMACYCLICS, INC.

By:	/s/ Joshua T. Brumm
	Name:	Joshua T. Brumm
	Title:	Executive Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 10, 2013.